  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 No. and Form S-8 No. of Lexaria Bioscience Corp. of our report dated November 25, 2022 , relating to the consolidated financial statements of Lexaria Bioscience Corp., for the years ended August 31, 2022 and 2021 which appears in the annual report on Form 10-K of Lexaria Bioscience Corp. dated November 25, 2022.

Vancouver, Canada	/s/ DAVIDSON & COMPANY LLP

November 25, 2021	Chartered Professional Accountants